                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                     International Shipholding Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                      INTERNATIONAL SHIPHOLDING CORPORATION
                                   17TH FLOOR
                                 POYDRAS CENTER
                               650 POYDRAS STREET
                          NEW ORLEANS, LOUISIANA 70130

                                   ----------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   ----------

TO COMMON STOCKHOLDERS OF INTERNATIONAL SHIPHOLDING CORPORATION:

         The annual meeting of stockholders of International Shipholding Corporation will be held in the Executive Board Room, 17th Floor, Poydras Center, 650 Poydras Street, New Orleans, Louisiana, on Wednesday, April 17, 2002 at 2:00 p.m., New Orleans time, for the following purposes:

         (i) to elect a board of eight directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified; and

         (ii) to transact such other business as may properly come before the meeting or any adjournment thereof.

         Only common stockholders of record at the close of business on March 1, 2002, are entitled to notice of and to vote at the annual meeting.

         All stockholders are cordially invited to attend the meeting in person. However, if you are unable to attend in person and wish to have your stock voted, PLEASE FILL IN, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. Your proxy may be revoked by appropriate notice to the Secretary of International Shipholding Corporation at any time prior to the voting thereof.

                                       BY ORDER OF THE BOARD OF DIRECTORS




                                                R. CHRISTIAN JOHNSEN
                                                      Secretary
New Orleans, Louisiana
March 12, 2002

                      INTERNATIONAL SHIPHOLDING CORPORATION
                                   17TH FLOOR
                                 POYDRAS CENTER
                               650 POYDRAS STREET
                             NEW ORLEANS, LOUISIANA

                                   ----------

                                 PROXY STATEMENT

                                   ----------


         This Proxy Statement is furnished to stockholders of International Shipholding Corporation (the "Corporation") in connection with the solicitation on behalf of the Board of Directors of proxies for use at the annual meeting of stockholders of the Corporation to be held on Wednesday, April 17, 2002, at 2:00 p.m., New Orleans time, in the Executive Board Room, 17th Floor, Poydras Center, 650 Poydras Street, New Orleans, Louisiana. The approximate date of mailing of this Proxy Statement and the enclosed form of proxy is March 12, 2002.

         Only holders of record of the Corporation's Common Stock at the close of business on March 1, 2002, are entitled to notice of and to vote at the meeting. On that date, the Corporation had outstanding 6,082,887 shares of Common Stock, each of which is entitled to one vote.

         The enclosed proxy may be revoked by the stockholder at any time prior to the exercise thereof by filing with the Secretary of the Corporation a written revocation or duly executed proxy bearing a later date. The proxy will be deemed revoked if the stockholder is present at the annual meeting and elects to vote in person.

         The cost of soliciting proxies in the enclosed form will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegraph, facsimile or e-mail; and banks, brokerage houses and other institutions, nominees, and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Corporation will, upon request, reimburse such parties for their expenses incurred in connection therewith.

                             PRINCIPAL STOCKHOLDERS

         The following persons, in addition to four directors whose ownership information is set forth under "Election of Directors," were known by the Corporation to own beneficially more than five percent of its Common Stock (the only outstanding voting security of the Corporation) as of the date noted below. The information set forth below has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 based upon information furnished by the persons listed. Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power.

                                                                     Amount and
                                                                      Nature of        Percent
                                                                      Beneficial         of
           Name and Address                                           Ownership         Class
           ----------------                                          -----------       -------
T. Rowe Price Associates, Inc. ..............................         893,762(1)       14.69%
   100 E. Pratt Street
   Baltimore, Maryland 21202

Franklin Resources, Inc. ....................................         560,000(2)        9.21%
   777 Mariners Island Boulevard
   San Mateo, California  94404

Dimensional Fund Advisors Inc. ..............................         454,186(3)        7.47%
   1299 Ocean Avenue
   Santa Monica, California 90401

Donald Smith & Co., Inc. ....................................         320,100(4)        5.26%
   East 80 Route 4, Suite 360
   Paramus, New Jersey  07652

----------

(1) Based on information contained in Schedule 13G as of December 31, 2001. These securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 665,500 shares, representing 10.9% of the shares outstanding), for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. A total of 828,462 shares are held with sole investment power only. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2) Based on information contained in a joint filing on Schedule 13G as of December 31, 2000 by Franklin Resources, Inc. (FRI), Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisory Services, LLC. Franklin Advisory Services, LLC, has sole voting and dispositive power with respect to all 560,000 shares. FRI is the parent holding company of Franklin Advisory Services, LLC., an investment advisor. Charles B. Johnson and Rupert H. Johnson are principal shareholders of FRI. FRI, Charles B. Johnson, Rupert H. Johnson and Franklin Advisory Services, LLC disclaim any economic interest or beneficial ownership in any of the shares.

(3) Based on information contained in Schedule 13G as of December 31, 2001. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, furnishes investment advice to four registered investment companies, and serves as investment manager to certain other investment vehicles, including commingled group trusts and separate accounts. Dimensional disclaims beneficial ownership of the securities.

(4)      Based on information contained in Schedule 13G as of December 31, 2001.

                              ELECTION OF DIRECTORS

         The by-laws of the Corporation authorize the Board of Directors to fix the size of the Board. Pursuant thereto, the Board of Directors has fixed the number of directors at eight and proxies cannot be voted for a greater number of persons. Unless authority to vote for the election of directors is withheld, the persons named in the enclosed proxy will vote for the election of the eight nominees named below to serve until the next annual meeting and until their successors are duly elected and qualified. In the unanticipated event that any of the nominees cannot be a candidate at the annual meeting, the shares represented by the proxies will be voted in favor of such replacement nominees as may be designated by the Board of Directors.

         The following table sets forth certain information as of March 1, 2002, concerning the nominees, all of whom are now serving a one year term as a director, and all directors and executive officers as a group, including their beneficial ownership of shares of each class of equity securities of the Corporation as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, the shares of the Corporation's Common Stock shown as being beneficially owned are held with sole voting and investment power. Niels W. Johnsen, Erik F. Johnsen, Raymond V. O'Brien, and Harold S. Grehan, Jr. each first became a director of the Corporation in early 1979, when the Corporation was formed. Niels M. Johnsen and Edwin Lupberger became directors in 1988. Edward K. Trowbridge and Erik L. Johnsen became directors in 1994.

         The only executive officer named in the Summary Compensation Table who is not also a nominee for director is Gary L. Ferguson, Vice President and Chief Financial Officer, who beneficially owns 75,012 shares (1.22% of the class), including 75,000 shares he has the right to acquire upon the exercise of currently exercisable stock options.

The Board of Directors recommends a vote FOR each of the nominees named below.


  Name, Age, Principal Occupation and                              Shares of Common Stock           Percent
Directorship in Other Public Corporations                            Beneficially Owned            of Class(1)
-----------------------------------------                          ----------------------          -----------
Niels W. Johnsen, 79(2)(3) ......................................      1,020,107(4)                   16.77%
    Chairman of the Board of the Corporation
    One Whitehall Street
    New York, New York 10004

Erik F. Johnsen, 76(3)(5) .......................................        672,053(6)                   11.05%
    President of the Corporation
    650 Poydras Street, Suite 1700
    New Orleans, Louisiana 70130

Niels M. Johnsen, 56(3)(7) ......................................        477,103(8)                    7.59%
    Executive Vice President of the Corporation
    One Whitehall Street
    New York, New York 10004

Erik L. Johnsen, 44(3)(9) .......................................        322,699(10)                   5.14%
    Executive Vice President of the Corporation
    650 Poydras Street, Suite 1700
    New Orleans, Louisiana 70130

Harold S. Grehan, Jr., 74(11) ...................................         91,018                       1.50%

Edwin Lupberger, 65(12) .........................................            728                        .01%
    President, Nesher Investments, LLC; formerly
    Chairman of the Board and Chief Executive Officer
    of Entergy Corporation; trustee, The Lupberger
    Foundation

Raymond V. O'Brien, Jr., 74(13) .................................          5,936                        .10%
    Director, Emigrant Savings Bank, New York

Edward K. Trowbridge, 73(14) ....................................            625(15)                    .01%

All executive officers and directors as a group (11 persons) ....      2,440,631                      39.69%

----------

(1) Shares subject to currently exercisable options are deemed to be outstanding for purposes of computing the percentage of outstanding common stock owned by the person holding such options and by all directors and executive officers as a group but are not deemed to be outstanding for the purpose of computing the individual ownership percentage of any other person.

(2) Niels W. Johnsen has served as Chairman and Chief Executive Officer of the Corporation since its formation in 1979. He was one of the founders of Central Gulf Lines, Inc. ("Central Gulf"), one of the Corporation's principal subsidiaries, in 1947.

(3) Niels W. Johnsen and Erik F. Johnsen are brothers. Niels M. Johnsen is the son of Niels W. Johnsen. Erik L. Johnsen is the son of Erik F. Johnsen.

(4) Includes 224,622 shares owned by a corporation of which Niels W. Johnsen is the controlling shareholder.

(5) Erik F. Johnsen has been President, Chief Operating Officer and a director of the Corporation since its formation in 1979. He was one of the founders of Central Gulf in 1947.

(6) Includes 8,875 shares owned by Erik F. Johnsen's wife and 133,908 shares held by the Erik F. Johnsen Limited Family Partnership of which Mr. Johnsen is General Partner. Also includes 49,812 shares owned by the Erik F. Johnsen Family Foundation of which he claims no beneficial ownership but maintains voting and disposition rights.

(7) Niels M. Johnsen joined Central Gulf in 1970 and held various positions before being named Vice President in 1986. In 1997, he was named Executive Vice President of the Corporation and Chairman and Chief Executive Officer of each of the Corporation's principal subsidiaries, except Waterman Steamship Corporation for which he serves as President.

(8) Includes 2,968 shares held in trust for Niels M. Johnsen's child of which he is a trustee, 224,622 shares owned by a corporation of which Mr. Johnsen is a Vice President and director, 15,750 shares held by the Niels W. Johnsen Foundation of which Niels M. Johnsen is a director, and 200,000 shares that Mr. Johnsen has the right to acquire pursuant to currently exercisable stock options.

(9) Erik L. Johnsen joined Central Gulf in 1979 and held various positions before being named Vice President in 1987. In 1997, he was named Executive Vice President of the Corporation and President and Chief Operating Officer of each of the Corporation's principal subsidiaries, except Waterman Steamship Corporation for which he serves as Executive Vice President.

(10) Includes 9,400 shares held in trust for Erik L. Johnsen's children of which he is a trustee, and 200,000 shares that Mr. Johnsen has the right to acquire pursuant to currently exercisable stock options.

(11) Mr. Grehan has served as a director of the Corporation from its formation in 1979. He also served as Vice President of the Corporation from its formation until his retirement at the end of 1997.

(12) Mr. Lupberger served as Chairman of the Board and Chief Executive Officer of Entergy Corporation from 1985 to 1998.

(13) Mr. O'Brien served as Chairman of the Board and Chief Executive Officer of the Emigrant Savings Bank from January of 1978 through December of 1992.

(14) Mr. Trowbridge served as Chairman of the Board and Chief Executive Officer of Atlantic Mutual Companies from July of 1988 through November of 1993. He served as President and Chief Operating Officer of the Atlantic Mutual Companies from 1985 until 1988.

(15)     Shares owned jointly with wife.

         As of March 1, 2002, Niels W. Johnsen, Erik F. Johnsen, and their spouses, children and grandchildren (collectively, the "Johnsen Family"), beneficially owned an aggregate of 2,546,738 shares or 41.87% (which includes currently exercisable options to acquire 400,000 shares) of the Corporation's Common Stock, and, to the extent they act together, they may be deemed to be in control of the Corporation.

                          COMMITTEE AND BOARD MEETINGS

         The Corporation's Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Audit Committee is composed of three directors and operates under a written charter. The members of the Audit Committee during 2001 were Messrs. Lupberger, O'Brien and Trowbridge. All members of the Audit Committee are independent, as defined in Sections 303.01
(B)(2)(a) and (3) of the New York Stock Exchange listing standards. The Audit Committee has general responsibility for meeting from time to time with representatives of the Corporation's independent auditors in order to obtain an assessment of the financial position and results of operations of the Corporation and reports to the Board with respect thereto. The Audit Committee met four times in 2001.

         The Compensation Committee members during 2001 were Messrs. Lupberger, O'Brien and Trowbridge. The Compensation Committee administers the Corporation's Stock Incentive Plan. The Compensation Committee met once during 2001.

         During 2001, the Board of Directors of the Corporation held four meetings. Each non-officer director receives fees of $16,000 per year plus $1,000 for each meeting of the Board or a Committee thereof attended.


AUDIT COMMITTEE REPORT

To the Board of Directors of International Shipholding Corporation:

         We have reviewed and discussed with management the Corporation's audited financial statements as of and for the year ended December 31, 2001.

         We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

         We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

         Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.

         Audit Fees: Aggregate fees and costs billed to the Corporation for professional services rendered by the principal accountant for the audit of the Corporation's financial statements for the fiscal year ended December 31, 2001 and for reviewing the financial statements included in the Corporation's Form 10-Qs for the fiscal year ended December 31, 2001 were $212,000.

         Financial Information Systems Design and Implementation Fees: There were no fees or costs billed to the Corporation rendered by the principal accountant relating to financial information systems design and implementation for the year ended December 31, 2001.

         All Other Fees: Aggregate fees and costs billed to the Corporation for services rendered by the principal accountant for the fiscal year ended December 31, 2001, other than those discussed above, were $90,000.

         We have determined that the provision of services covered by the preceding paragraphs is compatible with maintaining the principal accountant's independence from the Corporation.

                        Submitted by the Audit Committee:
                           Edwin Lupberger
                           Raymond V. O'Brien
                           Edward K. Trowbridge



                             EXECUTIVE COMPENSATION


BOARD OF DIRECTORS AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Decisions on cash compensation of the Corporation's executive officers for 2001 were made by the Board of Directors. The Compensation Committee of the Board, which is made up of three independent directors, administers the Corporation's Stock Incentive Plan and makes decisions on the grant of stock options. Set forth below is a report submitted by the Board and the Committee addressing the Corporation's executive compensation policies for 2001.

         The Corporation's executive compensation structure for 2001 was comprised of salaries. The salaries of Messrs. Niels W. and Erik F. Johnsen, Chairman of the Board and President, respectively, were set at $330,000 by the Board in 1990 and have not been increased. The Board delegates to Niels W. and Erik F. Johnsen the power to set the salaries of the other executive officers.

         The Officers Bonus Plan for 1999 and 2000 (the "1999 Plan" and "2000 Plan", respectively) adopted by the Board provided for the payment of a bonus to be calculated on the basis of the Corporation's consolidated net income before taxes and extraordinary items and before bonus accruals. The 1999 Plan and the 2000 Plan offered an opportunity for all officers to earn incentive cash bonuses of up to 20% of salary. The profit targets were not met, and, accordingly, no bonuses were earned by executive officers in 1999 and 2000. No Bonus Plan was in effect in 2001.

         No stock options were granted during 2001.

         Since each executive officer's annual compensation is substantially less than $1 million, the Board does not believe that any action is necessary in order to ensure that all executive compensation paid in cash will continue to be deductible by the Corporation under Section 162(m) of the Internal Revenue Code. In addition, stock options granted in accordance with the terms of the Stock Incentive Plan qualify as "performance-based" compensation and are excluded in calculating the $1 million limit on executive compensation.

             Submitted by the Board of Directors and the Compensation Committee:

                    Niels W. Johnsen             Erik F. Johnsen
                    Niels M. Johnsen             Erik L. Johnsen
                    Harold S. Grehan, Jr.        Edwin Lupberger*
                    Raymond V. O'Brien, Jr.*     Edward K. Trowbridge*

--------------

*Member of the Compensation Committee

SUMMARY OF COMPENSATION

         The following table sets forth for the fiscal years ended December 31, 1999, 2000 and 2001 the compensation paid by the Corporation with respect to the Chief Executive Officer and the four other most highly compensated executive officers for fiscal year 2001:

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                           COMPENSATION     ALL OTHER
                                                            ANNUAL COMPENSATION               AWARDS       COMPENSATION
                                                  ------------------------------------     ------------    ------------
                                                                                           SECURITIES
                                                                                           UNDERLYING
         NAME AND PRINCIPAL POSITION               YEAR        SALARY         BONUS(3)     OPTIONS(1)
         ---------------------------               ----      ----------       --------     ------------
Niels W. Johnsen, Chairman                         2001      $442,500(4)      $      0      $      0         $      0
     of the Board of the Corporation(2) .....      2000       330,000                0             0                0
                                                   1999       330,000                0             0                0

Erik F. Johnsen, President                         2001       442,500(4)             0             0           17,132(5)
     of the Corporation .....................      2000       330,000                0             0           17,132(5)
                                                   1999       330,000                0             0           17,132(5)

Niels M. Johnsen, Executive Vice                   2001       265,000                0             0            1,000(6)
     President of the Corporation ...........      2000       265,000                0             0            1,000(6)
                                                   1999       250,000                0       200,000            1,000(6)

Erik L. Johnsen, Executive Vice                    2001       215,000                0             0            1,000(6)
     President of the Corporation ...........      2000       215,000                0             0            1,000(6)
                                                   1999       200,000                0       200,000            1,000(6)

Gary L. Ferguson, Vice President                   2001       160,000                0             0            1,000(6)
     and Chief Financial Officer                   2000       160,000                0             0            1,000(6)
     of the Corporation .....................      1999       148,000                0        75,000            1,000(6)

----------

(1) In 1999, the Compensation Committee of the Board granted options with an exercise price of $14.125.

(2) The Corporation has an agreement with Niels W. Johnsen whereby his estate will be paid approximately $822,000 upon his death. The Corporation has reserved amounts sufficient to fund this death benefit.

(3) No cash bonuses were earned during years 1999 and 2000. No bonus plan was in effect during year 2001.

(4) The annual salary is $330,000, however, a one-time payment made pursuant to a commitment entered into in prior years applicable to year 2000 in the amount of $112,500 was made in the month of January 2001.

(5) The Corporation has an agreement with Erik F. Johnsen whereby his estate will be paid approximately $626,000 upon his death. To fund this death benefit, the Corporation acquired a life insurance policy at a cost of $17,132 in 2001, 2000 and 1999.

(6) Consists of contributions made by the Corporation to its 401(k) plan on behalf of the employee.

STOCK INCENTIVE PLAN

         The following table presents information with respect to stock option exercises and values under the Corporation's Stock Incentive Plan for the executive officers named in the Summary Compensation Table. No stock option grants or repricings occurred in 2001. Niels W. Johnsen and Erik F. Johnsen have never been granted options under the Stock Incentive Plan.

            AGGREGATED OPTION EXERCISES DURING THE FISCAL YEAR ENDED
               DECEMBER 31, 2001 AND FISCAL YEAR END OPTION VALUES

                                                                 Number of
                                                           Securities Underlying           Value of
                             Number of                     Unexercised Options at        Unexercised
                              Shares                         December 31, 2001           In-the-Money
                             Acquired         Value             Exercisable/              Options at
      Name                  on Exercise      Realized          Unexercisable           December 31, 2001
      ----                  -----------      --------      ----------------------      -----------------
Niels M. Johnsen                 0              0               200,000 / 0                   0
Erik L. Johnsen                  0              0               200,000 / 0                   0
Gary L. Ferguson                 0              0                75,000 / 0                   0

PENSION PLAN

         The Corporation has in effect a defined benefit pension plan, in which all employees of the Corporation and its domestic subsidiaries who are not covered by union sponsored plans may participate after one year of service. Computation of benefits payable under the plan is based on years of service, up to thirty years, and the employee's highest sixty consecutive months of compensation, which is defined as a participant's base salary plus overtime, excluding incentive pay, bonuses or other extra compensation, in whatever form. The following table reflects the estimated annual retirement benefits (assuming payment in the form of a straight life annuity) an executive officer can expect to receive upon retirement at age 65 under the plan, assuming the years of service and compensation levels indicated below:

                                                           YEARS OF SERVICE
                                              -------------------------------------------
EARNINGS                                        15        20         25        30 OR MORE
--------                                      ------    -------    -------     ----------
$100,000 ..............................       20,904     27,872     34,840       41,808
$150,000 ..............................       33,279     44,372     55,465       66,558
$200,000 ..............................       45,654     60,872     76,090       91,308
$250,000 ..............................       58,029     77,372     96,715      116,058
$300,000 ..............................       70,404     93,872    117,340      140,808
$350,000 ..............................       82,779    110,372    137,965      165,558

         This table does not reflect the fact that the benefit provided by the Retirement Plan's formula is subject to certain constraints under the Internal Revenue Code. For 2002, the maximum annual benefit generally is $160,000 under Code Section 415. Furthermore, under Code Section 401(a)(17), the maximum annual compensation that may be taken into account in calculating benefits in 2002 is $200,000. These dollar limits are subject to cost of living increases in future years.

         Each of the individuals named in the Summary Compensation Table set forth above is a participant in the plan and, for purposes of the plan, was credited during 2001 with a salary of $200,000, except that Mr. Ferguson was credited with his actual salary. At December 31, 2001, such individuals had 54, 49, 31, 22 and 33 credited years of service, respectively, under the plan. The plan benefits shown in the above table are not subject to deduction or offset by Social Security benefits.


                          BOARD OF DIRECTOR INTERLOCKS,
                 INSIDER PARTICIPATION IN COMPENSATION DECISIONS
                            AND CERTAIN TRANSACTIONS

         Decisions as to the cash compensation of the executive officers of the Corporation are made by the Board of Directors. Decisions on salary increases for executive officers other than themselves were made by Niels W. Johnsen and Erik F. Johnsen. No executive officer of the Corporation served during the last fiscal year as a director, or member of the Compensation Committee, of another entity, one of whose executive officers served as a director of the Corporation.

         Furnished below is information regarding certain transactions in which executive officers and directors of the Corporation or members of their immediate families had an interest during 2001.

         A son of the President of the Corporation serves as the Secretary of the Corporation and is a partner in the law firm of Jones, Walker, Waechter, Poitevent, Carrere and Denegre which has represented the Corporation since its inception. Fees paid to the firm for legal services rendered to the Corporation during 2001 were $1,114,000. The Corporation believes that these services are provided on terms at least as favorable to the Corporation as could be obtained from unaffiliated third parties.

PERFORMANCE GRAPH

         The following performance graph compares the performance of the Corporation's Common Stock to the S & P 500 Index and to an Industry Peer Group (which consists of OMI Corporation, Overseas Shipholding Group, Stolt Tankers, Sea Containers Limited and Alexander and Baldwin) for the Corporation's last five fiscal years.


                     COMPARISON OF CUMULATIVE TOTAL RETURNS*
                  INT'L SHIPHOLDING CORP., S&P 500, PEER GROUP
                     (PERFORMANCE RESULTS THROUGH 12/31/01)


                                    [GRAPH]

                                         1996        1997        1998        1999         2000        2001
                                       -------     -------     -------      -------     -------     -------
ISH                                    $100.00     $ 94.58     $ 87.37      $ 66.05     $ 36.70     $ 38.12
S & P 500                              $100.00     $133.36     $171.47      $207.56     $188.66     $166.24
Peer Group                             $100.00     $124.56     $ 88.45      $ 93.12     $116.50     $106.36

----------

*Assumes $100 invested at the close of trading on the last trading day in 1996 in ISH common stock, S&P 500, and Industry Peer Group. Also assumes reinvestment of dividends.

                                  OTHER MATTERS


QUORUM AND VOTING OF PROXIES


         The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Corporation is necessary to constitute a quorum. If a quorum is present, the vote of a majority of the Common Stock present or represented will decide all questions properly brought before the meeting, except that directors will be elected by plurality vote.

         All proxies in the form enclosed received by the Board of Directors will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named above.

         Management has not received any notice that a stockholder desires to present any matter for action by stockholders at the annual meeting and does not know of any matters to be presented at the annual meeting other than the election of directors. The enclosed proxy will confer discretionary authority with respect to any other matters that may properly come before the meeting or any adjournment thereof. It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.


INDEPENDENT AUDITORS


         The Corporation's 2001 financial statements were audited by Arthur Andersen, LLP. The Board of Directors is currently considering, but has not yet made a final decision, whether it will appoint Arthur Andersen, LLP as the independent auditors of the Corporation for the fiscal year ending December 31, 2002. Representatives of Arthur Andersen, LLP will be present at the annual meeting, are expected to be available to respond to appropriate questions and will have an opportunity to make a statement if they wish.


EFFECT OF ABSTENTION AND BROKER NON-VOTES


         Because directors are elected by plurality vote, abstentions and broker non-votes will not affect the election of directors. With respect to any other matter that is properly before the meeting, an abstention from voting on the proposal by a shareholder will have the same effect as a vote "against" the proposal, and a broker non-vote will be counted as "not present" with respect to the proposal and therefore will have no effect on the outcome of the vote with respect thereto.

STOCKHOLDER PROPOSALS


         Any stockholder who desires to present a proposal qualified for inclusion in the Corporation's proxy material relating to the 2003 annual meeting must forward the proposal to the Secretary of the Corporation at the address shown on the first page of this Proxy Statement in time to arrive at the Corporation prior to November 12, 2002. Proxies solicited on behalf of the Board of Directors for the 2003 annual meeting will confer discretionary authority to vote with respect to any other matter properly submitted by a stockholder for action at the 2003 annual meeting if the Corporation does not, on or before January 26, 2003, receive written notice, addressed to the Secretary of the Corporation at the address shown on the first page of this Proxy Statement, that the stockholder intends to do so.


                                            BY ORDER OF THE BOARD OF DIRECTORS



                                                     R. CHRISTIAN JOHNSEN
                                                           Secretary

New Orleans, Louisiana
March 12, 2002

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                     INTERNATIONAL SHIPHOLDING CORPORATION

                                 APRIL 17, 2002






               o Please Detach and Mail in the Envelope Provided o

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

                                 WITHHOLD AUTHORITY
                    FOR              TO VOTE FOR
               ALL NOMINEES           NOMINEES
              LISTED AT RIGHT     LISTED AT RIGHT
1. Election                                             Nominees:  Niels W. Johnsen
   of               [ ]                  [ ]                       Erik F. Johnsen
   Directors                                                       Niels M. Johnsen
                                                                   Erik L. Johnsen
To withhold authority to vote for any individual                   Harold S. Grehan, Jr.
nominee, strike a line through that nominee's                      Raymond V. O'Brien, Jr.
name of in the list at right.                                      Edwin Lupberger
                                                                   Edward K. Trowbridge


2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE
UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
PROPOSAL 1.

PLEASE DATE, SIGN, AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.


                                 FORM OF PROXY

         This Proxy is Solicited on Behalf of the Board of Directors of

                     INTERNATIONAL SHIPHOLDING CORPORATION

         The undersigned hereby (a) acknowledges receipt of the notice of annual meeting of stockholders of International Shipholding Corporation to be held in the Executive Board Room, 17th Floor, Poydras Center, 650 Poydras Street, New Orleans, Louisiana, on Wednesday, April 17, 2002, at 2:00 p.m., New Orleans time; (b) appoints Niels W. Johnsen, Erik F. Johnsen and William H. Hines, or any one or more of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this Form of Proxy, all of the shares of common stock of International Shipholding Corporation held of record by the undersigned on March 1, 2002, at the annual meeting of stockholders to be held on April 17, 2002, or any adjournment thereof.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)